SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

            __________________________________________


                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE

                  SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) July 29, 1999


                     FirstFed Financial Corp.
      (Exact name of registrant as specified in its charter)



       Delaware                   1-9566                        95-4087449
(State of Incorporation)    (Commission File No.)            (IRS Employer
                                                       Identification No.)



401 Wilshire Boulevard, Santa Monica, California,               90401-1490
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code          (310) 319-6000
                                                            --------------




Total number of pages is 11
Index to Exhibit is on Page 3.

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Item 5.  Other Events.

On July 29, 1999, the registrant, FirstFed Financial Corp., issued a press release. A copy of this press release is attached and incorporated herein as Exhibit 99.

Item 7.  Financial Statements and Exhibits

      a)   Financial Statements of businesses acquired.

           Not applicable.

      b)   Pro forma financial information.

           Not applicable.

      c)   Exhibits

           99.  Press release dated July 29, 1999.



                        S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    FIRSTFED FINANCIAL CORP.




Dated:  July 29, 1999               By:/s/Babette E. Heimbuch
                                       -------------------------
                                       Babette E. Heimbuch
                                       President and
                                       Chief Operating Officer

                         INDEX TO EXHIBITS

Item                                                          Page

99                   Press Release dated July 29, 1999         4

     FIRSTFED REPORTS RESULTS FOR THE SECOND QUARTER OF 1999


      Santa Monica, California, July 29, 1999--FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net earnings of $9.1 million or 47 cents per share of common stock for the second quarter of 1999, compared to net earnings of $8.6 million or 40 cents per share for the second quarter of 1998. All per share figures are presented on a diluted basis.

      The improvement in second quarter net earnings compared to the prior year is primarily the result of the elimination of the loan loss provision due to improvement in asset quality, increased non-interest income, and a reduced number of shares outstanding as a result of the Company's repurchase program. The quarter was also highlighted by the Company's announcement of its plans to acquire Professional Bancorp, Inc., parent company for First Professional Bank, which is discussed more fully below.

      The Company did not record a provision for loan losses during the second quarter or first six months of 1999, reflecting the continued improvement in the Company's asset quality. The Company's general valuation allowance was $68.6 million or 2.28% of loans and real estate owned as of June 30, 1999, compared to $68.1 million or 2.26% at December 31, 1998 and $66.0 million or 2.07% at June 30, 1998. Non-performing assets were 0.45% of total assets as of June 30, 1999 compared to 0.84% of total assets as of December 31, 1998 and 0.84% of total assets at June 30, 1998.

      Charge-offs, net of recoveries, were $764 thousand and $1.2 million during the second quarter and first six months of 1999, respectively. In comparison, charge-offs, net of recoveries were $1.8 million and $2.2 million for the second quarter and first six months of 1998, respectively. Net charge-offs include amounts charged against the general valuation allowance, the allowance for impaired loans, and the allowance for recourse loans.

      Non-interest income increased during the second quarter and first six months of 1999 primarily due to gains on the sale of real estate owned which increased to $1.5 million and $1.8 million during the second quarter and first six months of 1999, respectively.

      The ratio of non-interest expense to average assets increased to 1.38% of average assets for the second quarter of 1999 from 1.26% for the comparable 1998 period. The ratio increased to 1.37% for the first six months of 1999 from 1.21% for the first six months of 1998. The increased ratio was attributable to higher than normal legal costs, increased costs related to maintaining the Company's new operating systems and a decrease in average assets in 1999 compared to 1998.

      Loan originations increased to $210.9 million during the second quarter of 1999 from $162.7 million during the second quarter of 1998. 41% of loan originations during the quarter were in loan products for other investors. Net loans receivable were $2.8 billion at June 30, 1999, $2.8 billion at December 31, 1998 and $3.0 billion at June 30, 1998. Net loans receivable decreased by $40.0 million during the first six months of 1999 due to continued accelerated loan payoffs. The Bank's portfolio of mortgage-backed securities was similarly impacted by loan payoffs, declining by $76.0 million during the first six months of 1999.

      The Company repurchased 1,991,900 shares of its common stock at an average per share price of $16.21 during the first six months of 1999. An additional 281,000 shares were repurchased through July 27, 1999 at an average price of $16.33. As of July 27, 1999, 938,497 shares remain eligible for repurchase under a Board of Directors authorization in April of 1999.

      On June 28, 1999, the Company announced that it had entered into a Letter of Intent to purchase Professional Bancorp, Inc.,
parent company of First Professional Bank.   First Professional
Bank is a $250 million commercial bank headquartered in Santa Monica. First Professional has developed a special business niche serving the financial needs of the healthcare industry. As currently contemplated, the transaction calls for the Company to pay $23.50 in cash for each share of Professional Bancorp stock, and is expected to close in the fourth quarter of 1999 or the first quarter of 2000.

The acquisition of First Professional Bank is expected to accomplish several of the Company's strategic goals previously outlined. Specifically, the acquisition will:

>> Improve asset generation capability by expanding on the healthcare lending niche developed by First Professional Bank.
>> Add commercial banking products and services that will facilitate migration to a full-service community bank.
>> Diversify credit risk through the addition of healthcare loans to the existing portfolio.
>> Improve interest rate risk exposure with the acquisition of non-interest bearing commercial deposits, along with the pricing structure of the commercial loans.
>> Increase the core deposit base, which improves the ratio of non-wholesale liabilities and will help fund the Company's future growth.

      First Professional's experienced commercial banking team led by Melinda McIntyre-Kolpin has had considerable success over the years marketing financial services to the medical and professional communities and maintaining a reputation for excellent client service. This acquisition will allow First Professional, operating as a division of First Federal Bank, to improve its profitability and growth, as the Company's capital strength and corporate infrastructure leverages First Professional's expertise. The First Professional lending team should benefit from both a higher lending limit to individual borrowers and the elimination of the administrative burden of managing a separate public entity in a highly-regulated industry. Allowing the First Professional Bank team to focus even more on client service, products and marketing will help to make this acquisition a beneficial transaction for the Company, First Professional and their clients.

      At June 30, 1999, First Federal Bank met the capital requirements necessary to be deemed "well-capitalized" for regulatory capital purposes. It has 24 full-service retail banking offices and 6 retail loan offices.

      This press release contains certain forward-looking statements that are subject to various factors which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, (1) the possibility that the transaction discussed herein may not be consummated or may be delayed, (2) the possibility that the terms of such transaction, if consummated, may differ from the terms described herein, and
(3) changing economic, market or business condition which may affect the Company's results following consummation of such a transaction.



                          KEY FINANCIAL RESULTS FOLLOW

                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                 (Dollars in thousands, except per share data)
                                   (Unaudited)

                                       June 30,                  December 31,
ASSETS                                   1999                        1998


Cash and cash equivalents              $141,806                  $126,280
Investment securities,
available-for-sale (at fair value)      121,956                    64,333
Mortgage-backed securities,
available-for-sale(at fair value)       480,727                   556,679
Loans receivable, held-for-sale
(market of $6,038 and $16,602)            6,038                    16,450
Loans receivable, net                 2,762,208                 2,791,771
Accrued interest and dividends
receivable                               21,719                    23,476
Real estate                               4,017                     4,791
Office properties and equipment, net     12,261                    11,819
Investment in Federal Home Loan Bank
 (FHLB) stock, at cost                   69,830                    72,700
Other assets                              8,022                     8,829
                                     $3,628,584                $3,677,128


LIABILITIES

Deposits                             $2,012,504                $2,135,909
FHLB advances and other borrowings      963,300                   764,000
Securities sold under agreements to
repurchase                              376,800                   471,172
Accrued expenses and other liabilities   39,875                    49,047
                                      3,392,479                 3,420,128

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
authorized 100,000,000 shares; issued
23,266,501 and 23,075,266 shares,
outstanding 19,326,761 and 21,127,426
shares                                      233                       231
Additional paid-in capital               31,047                    29,965
Retained earnings - substantially
restricted                              259,713                   241,694
Loan to employee stock ownership plan    (1,859)                     (833)
Treasury stock, at cost,
 3,939,740 and 1,947,840  shares        (45,650)                  (13,354)
Accumulated other comprehensive loss,
 net of taxes                            (7,379)                     (703)
                                        236,105                   257,000
                                     $3,628,584                $3,677,128



                     FIRSTFED FINANCIAL CORP.
                          AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS)
           (Dollars in thousands, except per share data)

                                Three  Months  Ended        Six  Months Ended
                                     June 30,                     June 30,
                                1999         1998           1999       1998

Interest income:
  Interest on loans              $   53,324  $  59,901      $107,331   $121,577
  Interest on mortgage-backed
  securities                          7,043     10,907        14,652     22,439
  Interest and dividends on
  investments                         3,330      2,779         6,451      5,526
    Total interest income            63,697     73,587       128,434    149,542
Interest expense:
  Interest on deposits               21,268     25,060        43,932     49,082
  Interest on borrowings             17,210     22,613        34,118     48,095
    Total interest expense           38,478     47,673        78,050     97,177

Net interest income                  25,219     25,914        50,384     52,365
Provision for loan losses                 -      2,100             -      4,600
Net interest income
  after provision for losses         25,219     23,814        50,384     47,765

Other income:
  Loan and other fees                 1,099      1,567         2,384      1,607
  Gain on sale of  loans                504      1,204         1,087      1,863
  Real estate operations, net         1,526        133         1,828        665
  Other operating income              1,028      1,070         1,991      2,094
    Total other income                4,157      3,974         7,290      6,229

Non-interest expense                 13,113     12,684        25,701     24,674

Earnings before income taxes         16,263     15,104        31,973     29,320
Income tax provision                  7,160      6,467        13,955     12,540
Net earnings                        $ 9,103    $ 8,637      $ 18,018  $  16,780

Other comprehensive earnings (loss),
 net of taxes                        (7,302)    (1,082)       (6,676)       444
Comprehensive earnings              $ 1,801    $ 7,555      $ 11,342  $  17,224

Earnings per share
Basic                               $  0.47    $  0.41      $   0.90  $    0.79
Diluted                             $  0.47    $  0.40      $   0.90  $    0.78

Weighted average shares outstanding

Basic                            19,331,157 21,206,104    19,939,106 21,193,532
Diluted                          19,529,207 21,677,810    20,118,593 21,642,628



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


           KEY FINANCIAL RESULTS ARE HIGHLIGHTED BELOW
                                           Quarter Ended June 30,
                                            1999           1998
                                (Dollars in thousands, except per share data)

For the period:
    Interest on loans & MBS         $     60,367       $    70,808
    Investment income                      3,330             2,779
    Deposit expense                       21,268            25,060
    Borrowing expense                     17,210            22,613
    Net interest income                   25,219            25,914
    Loan fees                                530               833
    Loan servicing fees                      569               734
    Real estate operations                 1,526               133
    Gain on sale of loans                    504             1,204
    Other income                           1,028             1,070
      Total non-interest income            4,157             3,974
       Compensation                        6,637             6,538
       Occupancy                           1,991             1,618
       Goodwill amortization                 121               121
       Other expense                       4,364             4,407
       Total non-interest expense         13,113            12,684
       Loss provision                          -             2,100
       Pretax earnings                    16,263            15,104
       Tax provision                       7,160             6,467
       Net earnings                    $   9,103       $     8,637

      Earnings per share(diluted basis)$    0.47       $      0.40
      Weighted average shares
       outstanding (diluted basis)    19,529,207        21,677,810

     End of period:
       Total assets                   $3,628,584       $ 4,010,381
       Cash and securities            $  263,762       $   256,258
       Mortgage-backed securities     $  480,727       $   630,881
       Loans                          $2,768,246       $ 2,994,987
       Goodwill                       $    1,058       $     1,542
       Deposits                       $2,012,504       $ 2,139,018
       Borrowings                     $1,340,100       $ 1,584,219
       Stockholders' equity           $  236,105       $   240,295
       Book value per share           $    12.22       $     11.33
       Stock price (period-end)       $    19.25       $     26.00
       Total loan servicing portfolio $3,749,823       $ 4,202,105
       Loans serviced for others      $  403,403       $   473,665
       % of Adjustable mortgages           92.59%            96.75%

    Other data:
       Employees (full-time equivalent)      472               456
       Branches                               24                24
       Loan Offices                            6                 6



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

                                           Quarter Ended June  30,
                                       1999                       1998
                                (Dollars in thousands, except per share data)


Asset quality:
  Real estate (foreclosed)              $    3,981                 $    5,954
  Non-accrual loans                     $   12,171                 $   27,744
  Non-performing assets                 $   16,152                 $   33,698
  Non-performing assets to total assets       0.45%                      0.84%
  General valuation allowance (GVA)     $   68,637                 $   66,046
  GVA to assets with loss exposure *          2.28%                      2.07%
  Loans sold with recourse              $  192,601                 $  211,122
  GVA for loans sold with recourse      $   12,824                 $   13,029
  GVA to loans sold with recourse             6.66%                      6.17%
  Modified loans (not impaired)         $    4,374                 $      763
  Impaired loans, net                   $   12,275                 $   19,723
  Allowance for impaired loans          $    5,644                 $    7,829

Capital ratios:
   Tangible capital ratio                     7.85%                      6.89%
   Core capital ratio                         7.85%                      6.89%
   Risk-based capital ratio                  14.88%                     13.62%
   Net worth to assets ratio                  6.51%                      5.99%



                                 Three Months Ended      Six Months Ended
                                    June 30,                 June 30,
                                 1999         1998       1999        1998



Loan originations                $210,879     $ 162,661  $406,125    $313,980
Net interest income              $ 25,219     $  25,914  $ 50,384    $ 52,365

Selected ratios:
 Expense ratios:
   Efficiency ratio                 45.41%        44.22%    45.42%      43.49%
   Expense-to-average-assets ratio   1.38          1.26      1.37        1.21
 Return on average assets            0.96          0.86      0.96        0.82
 Return on average equity           15.43         14.61     14.83       14.47

Yields earned and rates paid:
   Average yield on loans and
     mortgage-backed securities      7.39%         7.60%     7.43%       7.64%
   Average yield on investment
      portfolio                      5.14          5.41      5.03        5.21
   Average yield on all interest-
      earning assets                 7.27          7.53      7.30        7.56
   Average rate paid on deposits     4.13          4.67      4.20        4.69
   Average rate paid on borrowings   5.47          5.75      5.54        5.82
   Average rate paid on all interest-
       bearing liabilities           4.64          5.12      4.70        5.18
   Interest rate spread              2.63          2.41      2.60        2.38
   Effective net spread              2.80          2.58      2.77        2.54

*     Primarily the Bank's loans receivable
